Exhibit 99.2

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and explanatory notes give effect to the sale of all membership interests (the “Membership Interests”) in Alta Mesa Eagle, LLC (“AME”), Alta Mesa Holdings, LP’s (“Alta Mesa,” “we,” “us”, “the Company”) wholly owned subsidiary, to EnerVest Energy Institutional Fund XIV-A, L.P. and EnerVest Energy Institutional Fund XIV-WIC, L.P. (collectively, “EnerVest”) on September 30, 2015, pursuant to a purchase and sale agreement (the “Sale Agreement”) entered into by the Company, AME and EnerVest on September 16, 2015, with an effective date of July 1, 2015.

The unaudited pro forma condensed consolidated financial statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The unaudited pro forma condensed consolidated financial statements have been prepared utilizing our historical consolidated financial statements, and should be read in conjunction with the historical consolidated financial statements and notes thereto.

The unaudited pro forma consolidated statements of operations have been prepared as if the sale transaction and subsequent collection of the proceeds had been consummated on January 1, 2014. The unaudited condensed consolidated balance sheet has been prepared as the sale transaction and as if the subsequent collection of the proceeds had been consummated on September 30, 2015.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable, and do not purport to represent our financial condition or our results of operations had the business combinations occurred on the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed consolidated financial information.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEETS

	September 30, 2015	Pro forma Adjustments		Pro Forma September 30, 2015
		(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,791	$—		$6,791
Short-term restricted cash	105			105
Accounts receivable, net of allowance of $1,292 and $1,449, respectively	27,125	—		27,125
Other receivables	134,194	(121,997	)(a)	12,197
Receivable due from affiliate	1,375			1,375
Prepaid expenses and other current assets	3,551	—		3,551
Derivative financial instruments	53,324	—		53,324

TOTAL CURRENT ASSETS	226,465	(121,997)		104,468

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	611,298	—		611,298
Other property and equipment, net	10,418	—		10,418

TOTAL PROPERTY AND EQUIPMENT, NET	621,716	—		621,716

OTHER ASSETS
Long-term restricted cash	—			—
Investment in Partnership — cost	9,000	—		9,000
Deferred financing costs, net	9,960	—		9,960
Notes receivable due from affiliate	9,028			9,028
Advances to operators	101	—		101
Deposits and other assets	1,130	—		1,130
Derivative financial instruments	39,778	—		39,778

TOTAL OTHER ASSETS	68,997	—		68,997

TOTAL ASSETS	$917,178	$(121,997)		$795,181

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$94,839	$(7,911	)(b)	$86,928
Current portion, asset retirement obligations	688	—		688
Derivative financial instruments	—	—		—

TOTAL CURRENT LIABILITIES	95,527	(7,911)		87,616

LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	63,443	—		63,443
Long-term debt	814,557	(114,086	)(c)	700,471
Notes payable to founder	25,444	—		25,444
Derivative financial instruments	—			—
Other long-term liabilities	19,103	—		19,103

TOTAL LONG-TERM LIABILITIES	922,547	(114,086)		808,461

TOTAL LIABILITIES	1,018,074	(121,997)		896,077
PARTNERS’ CAPITAL (DEFICIT)	(100,896)	—		(100,896)

TOTAL LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)	$917,178	$(121,997)		$795,181

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Dec 31, 2014	Pro forma Adjustments (1)		Pro forma Adjustments (2)		Pro Forma Dec 31, 2014
	(in thousands)
OPERATING REVENUES AND OTHER
Oil, natural gas, and natural gas liquids	$431,125	$(10,679	)(a)	$(71,155	)(c)	$349,291
Other revenues	1,003	—		—		1,003

Total operating revenues	432,128	(10,679)		(71,155)		350,294
Gain (loss) on sale of assets	87,520	(72,508	)(b)	—		15,012
Gain (loss) oil and natural gas derivative contracts	96,559	—		—		96,559

Total operating revenues and other	616,207	(83,187)		(71,155)		461,865

OPERATING EXPENSES
Lease and plant operating expense	73,820	(1,098	)(a)	(2,581	)(c)	70,141
Production and ad valorem taxes	28,214	(763	)(a)	(3,733	)(c)	23,718
Workover expense	8,961	(5	)(a)	(173	)(c)	8,783
Exploration expense	61,912	—		—		61,912
Depreciation, depletion, and amortization expense	141,804	(2,552	)(a)	(22,500	)(c)	116,752
Impairment expense	74,927	(4	)(a)	(1,365	)(c)	73,558
Accretion expense	2,198	(3	)(a)	(7	)(c)	2,188
General and administrative expense	69,198	—		—		69,198

Total operating expenses	461,034	(4,425)		(30,359)		426,250

INCOME (LOSS) FROM OPERATIONS	155,173	(78,762)		(40,796)		35,615
OTHER INCOME (EXPENSE)
Interest expense, net	(55,797)	—		—		(55,797)

TOTAL OTHER INCOME (EXPENSE)	(55,797)	—		—		(55,797)

INCOME (LOSS) BEFORE STATE INCOME TAXES	99,376	(78,762)		(40,796)		(20,182)
(Provision) for state income taxes	(176)	—		—		(176)

NET INCOME (LOSS)	$99,200	$(78,762)		$(40,796)		$(20,358)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

	September 30, 2015	Pro forma Adjustments		Pro Forma September 30, 2015
		(in thousands)
OPERATING REVENUES AND OTHER
Oil, natural gas and natural gas liquids	$192,990	$(20,177	)(a)	$172,813
Other	651	—		651

Total operating revenues	193,641	(20,177)		173,464
Gain (loss) on sale of assets	66,520	(66,282	)(b)	238
Gain (loss) oil and natural gas derivative contracts	83,618	—		83,618

Total operating revenues and other	343,779	(86,459)		257,320

OPERATING EXPENSES
Lease and plant operating expense	53,222	(3,600	)(a)	49,622
Production and ad valorem taxes	12,914	(1,579	)(a)	11,335
Workover expense	4,140	(35	)(a)	4,105
Exploration expense	37,166	—		37,166
Depreciation, depletion, and amortization expense	111,916	(12,213	)(a)	99,703
Impairment expense	86,294	(3,134	)(a)	83,160
Accretion expense	1,578	(10	)(a)	1,568
General and administrative expense	45,438	—		45,438

TOTAL EXPENSES	352,668	(20,571)		332,097

INCOME FROM OPERATIONS	(8,889)	(65,888)		(74,777)
OTHER INCOME (EXPENSE)
Interest expense, net	(45,861)	—		(45,861)

TOTAL OTHER INCOME (EXPENSE)	(45,861)	—		(45,861)

INCOME BEFORE INCOME TAXES	(54,750)	(65,888)		(120,638)
PROVISION FOR STATE INCOME TAXES	(891)	—		(891)

NET INCOME (LOSS)	$(55,641)	$(65,888)		$(121,529)

See notes to the unaudited pro forma condensed consolidated financial statements.

ALTA MESA HOLDINGS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of the transaction

On September 30, 2015, we closed the sale of all the membership interest in Alta Mesa Eagle, LLC (“AME”), the Company’s wholly owned subsidiary, to EnerVest. AME owns certain oil and natural gas non-operated, producing properties located primarily in the Eagle Ford shale play in Karnes County, Texas. The effective date of the transaction was July 1, 2015. The Sale disposed of all of the Company’s remaining interests in this area.

Pursuant to the Sale Agreement, the aggregate cash purchase price for all the Membership Interest was $125 million subject to certain adjustments, consisting of $118 million (the “Base Purchase Price”), and additional contingent payments of approximately $7.0 million in the aggregate, payable to the Company by EnerVest by the 15th of each calendar month in which certain amounts owed to AME prior to the effective date have been received. The net cash Base Purchase Price, after payment of transaction-related fees and expenses, was approximately $116.2 million. On October 1, 2015, total cash paid to the Company was $85.2 million, consisting of $82.6 million equal to 70% of the Base Purchase Price, and $2.6 million for customary closing adjustments. Of the remaining Base Purchase Price, (a) 20% will be paid to the Company on the earlier of (i) November 2, 2015 (“Second Funding Date”) or (ii) three business days after EnerVest obtains the required proceeds under a credit facility secured by AME’s assets; and (b) 10%, less amounts for (i) any agreed upon uncured title defects, within three business days of November 2, 2015 and (ii) with respect to any disputed title defects, on a date after an independent expert’s final and binding decision. The Sale Agreement provides for customary adjustments to the Base Purchase Price for revenues and expenses incurred after the Effective Date. On November 2, 2015, the Company received $35.4 million, which represents the remainder of our sales proceeds. Cash received, after transactions-related fees and expenses, was utilized to pay down borrowings under our senior secured revolving credit facility.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Securities and Exchange Commission (“SEC”) rules which are subject to change and interpretation and was based on the historical consolidated financial statements of Alta Mesa.

The pro forma adjustments to historical financial information are based on currently available information and certain estimates and assumptions and therefore the actual effects of this transaction will differ from the pro forma adjustments.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet were prepared as occurred on September 30, 2015 and assuming subsequent collection of proceeds occurred on September 30, 2015.

The unaudited pro forma consolidated balance sheet as of September 30, 2015 reflects the following adjustments:

a)	Adjustment to recognize the total net cash proceeds which were received subsequent to September 30, 2015.

b)	Adjustment to recognize a portion of the net cash proceeds used to pay for current liabilities.

c)	Adjustment recognize use of net cash proceeds to repay borrowings under our senior secured revolving credit facility.

4.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 2014

The unaudited pro forma condensed statements of operations were prepared assuming the transaction occurred on January 1, 2014.

(1) Adjustments to the pro forma condensed statements of operations for the twelve months ended December 31, 2014:

a)	Elimination of approximately $6.3 million of revenue net of direct operating expenses and depreciation, depletion and amortization (“DD&A”) of the assets sold to Memorial Production Operating LLC (“MEMP”) on March 25, 2014.

b)	Gain on sale of Eagle Ford assets of $72.5 million to MEMP on March 24, 2014 was excluded as it is a nonrecurring item.

(2) Adjustments to the pro forma condensed statements of operations for the twelve months ended December 31, 2014:

c)	Elimination of the revenue and direct operating expenses and depreciation, depletion and amortization (“DD&A”) of the assets sold to EnerVest.

5.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2015

Adjustments to the pro forma condensed statements of operations for the nine months ended September 30, 2015:

a)	Elimination of the revenue and direct operating expenses and depreciation, depletion and amortization of the assets sold;

b)	The gain on sale of the Membership Interest of $66.3 million was excluded as it is a nonrecurring item.